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                         PATRIOT SCIENTIFIC CORPORATION

                                   FORM 10-KSB

                                EXHIBIT NO. 10.17

             EMPLOYMENT AGREEMENT DATED JANUARY 1, 1997 BETWEEN THE
                          COMPANY AND JAYANTA K. MAITRA



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               EMPLOYMENT AGREEMENT dated as of January 1, 1997, between PATRIOT
               SCIENTIFIC CORPORATION, a Delaware corporation (the "Company"), and JAYANTA K. MAITRA (the "Executive").

                              W I T N E S S E T H:

        1.  Term of Employment.

               (a) The Company hereby agrees to employ the Executive and the Executive hereby agrees to accept employment as Vice President of Engineering of the Company's Communication Division for a three-year period commencing January 1, 1997, or for such shorter period as may be mutually agreed by the Company and the Executive (the "Employment Period"), subject to the terms and conditions of this Agreement. In his capacity as Vice President of Engineering of the Company's Communication Division, Executive will be responsible for supervising the operations and managing all engineering functions of the Company's Communication Division, and/or such other management duties on behalf of the Company as may be assigned to him from time to time by the Vice President and General Manager of the Company's Communication Division or by the President and C.E.O. of the Company.

               (b) The Executive agrees that, during the Employment Period, he will serve the Company faithfully and to the best of his abilities, devoting substantially all his time, energy and skill to the activities of the Company and the promotion of its interests. It is expressly understood that the Executive may devote a reasonable amount of time to such charitable, civic and personal affairs as shall not interfere with the obligation set forth in the preceding sentence.

        2.  Compensation and Benefit Plans.

               (a) The Executive shall receive a base salary during the Employment Period which shall be payable in installments at such times as other employees are paid but in any case at least monthly as follows: (1) During the first year of the Employment Period ("Year One"), the Executive shall receive a base salary of not less than eight thousand seven hundred dollars ($8,700) per month; (2) During the second and third years of the Employment Period ("Year Two" and "Year Three" respectively), the Executive shall receive a base salary of not less than the base salary received in Year One. The base salary received in any year shall be subject to other upward adjustment as shall be recommended by the President and C.E.O. of the Company to the Board of Directors of the Company (the "Board") and as shall be approved by the Board.

               (b) The Executive is entitled, at the discretion of the Board, to an Annual Incentive Bonus up to 50 percent of the total yearly base compensation for the applicable year (the "Annual Incentive Bonus"). The Annual Incentive Bonus payment will be based upon mutually agreed upon objectives and levels of performance.

               (c) The Executive shall be eligible to participate in all employee benefit programs, if any, maintained by the Company, including, but not limited to, group life insurance, medical, long-term disability, short-term disability, retirement and pension plans, any deferred compensation or profit sharing plan, 401(k) savings plan, and such other fringe benefits as are or may be made available from time to time to senior executives of the Company. During the Employment Period,



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the Executive is entitled to three weeks vacation per annum in Year One and four weeks vacation per annum in Year Two and Year Three.

               (d) The Company will pay or reimburse the Executive during the employment period for all expenses normally reimbursed by the Company and reasonably incurred by the Executive in furtherance of his duties hereunder and authorized by the Company, including but not limited to, expenses for entertainment, travel, meals, hotel accommodations and the like upon the submission by the Executive of vouchers or an itemized list thereof as the Board may from time to time adopt and authorize and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986 and the rules and regulations adopted pursuant thereto now or hereafter in effect.

        3.  Stock Options.

               (a) The Executive has been granted stock options of five hundred thousand (500,000) shares at the price of the Company's common stock on December 26, 1996 from the Company's 1996 Stock Option Plan. The Company and the Executive have signed a Stock Option Agreement memorializing the grant on December 26, 1996 in the form of the attached Exhibit A.

               (b) The Stock Options will vest according to the following schedule: (i) 50,000 shares will vest immediately; (ii) 150,000 shares will vest at the end of Year One if, and only if, the performance of the Company's Communication Division meets a minimum of $3,000,000 in revenue from the sale of all communications products during Year One; (iii) 150,000 shares will vest at the end of Year Two if, and only if, the performance of the Company's Communication Division meets set performance criteria to be established by the President and C.E.O. of the Company, in his sole discretion, including, but not limited to significant increases in revenue from Year One to Year Two; (iv) 150,000 shares will vest at the end of Year Three if, and only if, the performance of the Company's Communication Division meets set performance criteria to be established by the President and C.E.O. of the Company, in his sole discretion, including, but not limited to significant increases in revenue from Year Two to Year Three; (v) The Board, in its sole discretion, may permit any unvested options in any year to become vested or carried over into the following year if they deem that there has been significant progress in reaching the performance goals or other changes in circumstances occur for the respective year; (vi) Regardless of the performance in any year, all remaining options that have not vested will vest at the end of Year Four.

               (c) The Company agrees to register the 1996 Stock Option Plan to which the Executive's shares are a part no later than October 31, 1997, subject to the requirement that the options' value is at least one dollar ($1) on or before October 31, 1997. If the 1996 Stock Option Plan is not registered by October 31, 1997, the Company agrees to have all of the Executive's shares registered no later than January 1, 1998 unless otherwise agreed to by the parties. In addition, the Company agrees that if it should cause the registration of any stock options of any senior officers (other than by registration of the 1992 Stock Option Plans pursuant to an S-8 registration) that it will include the shares of the Executive, not previously the subject of a current registration statement, with any such registration on a prorata basis at no cost to the Executive.




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        4.  Termination of Employment

               (a) The employment of the Executive hereunder shall automatically terminate if the Executive shall die during the Term of Employment. The Employment of the Executive can be terminated by the Company at its option only for the following:

                       (i)   if the Company chooses to give Executive thirty
                             (30) days written notice of the termination of employment; or

                       (ii)  for cause as defined hereafter; or

                       (iii) the inability of the Executive to render, for a
                             period of 180 consecutive days, full and effective services hereunder by reason of permanent disability, whether resulting from illness, accident or otherwise, in any case by thirty (30) days' prior written notice to Executive; provided, however, that if prior to the date of termination specified in any notice of termination given pursuant to this paragraph, Executive's incapacity shall have terminated and he shall have resumed his duties hereunder, Executive shall be entitled to resume his employment hereunder as though such notice had not been given.

        The term "cause" as used herein shall mean any of the following events:

                       (1) the conviction of the Executive under state or federal law of a felony or other crime, or the equivalent under foreign law; unless in any such case Executive performed such act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company;

                       (2) the material breach by Executive of any provision of this Agreement, after compliance by the Company with the provision of Section 5 hereof; or

                       (3) a determination or request by an appropriate regulatory authority that the Executive be removed or disqualified from acting as an officer of the Company.

               (b) If this agreement is terminated by the Company during Year One, and only during Year One, and the Executive's employment is terminated for other than cause by the Company, then the Executive shall be entitled to the following:

                       (i) severance payments equal to twelve (12) months payable in a lump-sum payment on the last day of the thirty (30) day notice period; and

                       (ii) all vested options can be exercised by the Executive for up to six months following the registration of said options by the Company, which registration will occur no later than January 1, 1998.



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               (c) Should the Executive die after this agreement is terminated by the Company and the Executive's employment is terminated by the Company for other than cause, the Executive's beneficiaries, estate, conservator or other legal representative shall be entitled to all of the benefits described in paragraph (b) of this Section 4.

               (d) If the Agreement is terminated by the Company and the Executive's termination is terminated pursuant to subpart (iii) of paragraph (a) of this Section 4 or if this Agreement is terminated because of the Executive's death, then the Executive or his Estate shall be entitled to receive his then monthly Base Salary he would otherwise be entitled to hereunder during the Term of Employment pursuant to Section 2 hereof for a period of not longer than six
(6) months.

               (e) The Executive shall have the right at his sole option to terminate his employment hereunder under the following conditions:

                       (1) at any time upon ninety (90) days written notice;

                       (2) upon written notice by the Executive to the Company within thirty (30) days of and indicating that a change in control of the Company has occurred and therefore the Executive elects to terminate his employment as provided herein. A change in control of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A promulgated under the Securities and Exchange Act of 1924, as amended (the "Exchange Act"); provided that, without limitation, such change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13(d) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two (2) consecutive years form the date of this Agreement, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        5. Notice of Breach. The Company and the Executive agree that, prior to the termination of the Employment Period by reason of any breach of any provision of this Agreement, the injured party will give the party in breach written notice specifying such breach and permitting the party in breach to cure such breach within a period of thirty (30) days after receipt of such notice.

        6.  Indemnification.

               (a) If, after the date of the commencement of the Employment Period, the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is an alleged act or failure to act in an official capacity as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against



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all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, including, without limitation, payment of expenses incurred in defending a Proceeding prior to the final disposition of such Proceeding (subject to receipt of an undertaking by the Executive to repay such amount if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Company under Delaware law), and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee or agent of the Company or other enterprise and shall inure to the benefit of his heirs, executors and administrators.

               (b) The right of indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 6 shall not be exclusive of any other right that the Executive may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation or Bylaws of the Company, agreement, vote of shareholders or disinterested directors or otherwise.

        7.  Trade Secrets of the Company, Patents and Inventions.

               (a) The Executive prior to and during the Term of Employment under this Agreement has had and will have access to and become acquainted with various trade secrets, consisting of devices, secret inventions, processes, and compilations of information, records, and specifications which are owned by the Company, and which are regularly used or to be used in the operation of the business of the Company. The Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed under any circumstances from the premises of the Company where the work is being carried on without prior written consent of the Company or consistent with the Company's normal business practices.

               (b) The Executive agrees that as to any inventions made by him during the term of his employment, solely or jointly with others, which are made with the equipment, supplies, facilities or trade secret information of the Company, or which relate at the time of the conception or reduction to purchase of the invention to the business of the Company or the Company's actual or demonstrably anticipated research and development, or which result from any work performed by the Executive for the Company, shall belong to the Company and the Executive promises to assign such inventions to the Company. The Executive also agrees that the Company shall have the right to keep such inventions as trade secrets, if the company chooses. The Executive agrees to assign to the Company the Executive's rights in any other inventions where the Company is required to grant those rights to the United States government or any agency thereof. In order to permit the Company to claim rights to which it may be entitled, the Executive agrees to disclose to the Company in confidence all inventions which the Executive makes arising out of the Executive's employment and all patent application filed by the Executive within one year after the termination of his employment.



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               (c) The Executive shall assist the Company in obtaining patents on all inventions, designs, improvements, and discoveries patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest the Company with full and extensive title thereto, and to protect the same against infringement by others.

        8. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         9. Assignment. The rights of the Company (but not its obligations) under this Agreement may, without the consent of the Executive, be assigned by the Company to any parent, subsidiary, or a successor of the Company; provided that such parent, subsidiary or successor acknowledges in writing that it is also bound by the terms and obligations of this Agreement. Except as provided in the preceding sentence, the Company may not assign all or any of its rights, duties or obligations hereunder without the prior written consent of the Executive. Except as provided for in Section 11 hereunder, the Executive may not assign all or any of his rights, duties or obligations hereunder without the prior written consent of the Company.

        10. Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations, including, but not limited to, the rights of the Executive under Sections 2, 3, 4, and 6.

        11. Beneficiaries; References. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable following the Executive's death, and may change such election, in either case, by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate, committee, conservator or other legal representative.

        12. Notices. All notices, requests, demands and other communications shall be in writing and shall be defined to have been duly given if delivered or if mailed by registered mail, postage prepaid:

               (a) If to the Executive, addressed to him at the following address as may be changed in writing from time to time:

                             Jayanta K. Maitra
                             14380 Marianopolis Way
                             San Diego, CA 92129

               (b) If to the Company, addressed to:

                             Patriot Scientific Corporation
                             12875 Brookprinter Place, #300
                             Poway, California   92064



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or to such other address as any party hereto may request by notice given as aforesaid to the other parties hereto.

        13. Titles and Headings. Titles and headings to paragraphs hereof are for the purposes of references only and shall in no way limit, define or otherwise affect the provisions hereof.

        14. Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of California, and shall be governed by and construed in accordance with the laws of the State of California.

        15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart.

        16. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by the parties hereto. Effective on the first day of the Employment Period, any prior employment agreements between the Company and the Executive shall terminate.

        17. Good Faith. Each of the parties hereto agrees that he or it shall act in good faith in all actions taken under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first above written.

                                        PATRIOT SCIENTIFIC CORPORATION
                                        BY: /s/ MICHAEL A. CARENZO
                                            ------------------------------------
                                        Michael A. Carenzo
                                        President and CEO

                                        /s/ JAYANTA K. MAITRA
                                            ------------------------------------
                                        Jayanta K. Maitra
                                        Executive



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